Exhibit 10.27.3.3

Loan Modification

This Loan Modification is executed this 10th day of January, 2011, to be effective on the 3rd day of January, 2011 (the “Effective Date”) by and among ARTIC MANAGEMENT CORPORATION, a corporation incorporated under the laws of Panama (“Artic”), the address for which, for purposes hereof, is Attn: Matthias Eckenstein Solothurnerstrasse 94, CH-4008, Basel, Switzerland, Prime Offshore L.L.C., a Delaware limited liability company (the “Borrower”) and PrimeEnergy Corporation, a Delaware corporation, and amends that certain Amended and Restated Loan Modification dated July 21, 2010 effective on the 30 day of June, 2009 by and among parties hereto (the “Agreement”).

1. On January 19, 2011 Borrower shall pay Artic $4,000,000 after which the outstanding principal balance on the Artic loan will be $16,000,000.

2. Item 3 (iii) of the Agreement will be amended as follows:

(iii) if by June 30 of each calendar year on which shares of the common stock of PrimeEnergy Corporation may be traded on the exchange on which shares of the common stock of PrimeEnergy Corporation are then listed, commencing with June 30, 2012, the Artic loan has not been paid in full and the commitment of Artic to make further advances to the Borrower terminated, as additional consideration for the Artic loan, PrimeEnergy Corporation will, on or as soon as practicable after each such date, issue to Artic a number of shares (rounded upward, if necessary, to avoid the issuance of any fractional share) of its common stock equal to the quotient of (a) five percent (5%) of the principal balance of the Artic loan at each relevant date divided by (b) the closing price for shares of the common stock of PrimeEnergy Corporation at each such date on the exchange on which shares of the common stock of PrimeEnergy Corporation are then listed.

This Loan Modification is to be governed by the laws of the State of New York.

ARTIC MANAGEMENT CORPORATION

By:	/s/ Matthias Eckenstein
Matthias Eckenstein President

PRIME OFFSHORE L.L.C.

By:	/s/ Beverly A. Cummings
Beverly A. Cummings Chief Executive Officer

PRIMEENERGY CORPORATION

By:	/s/ Charles E. Drimal, Jr.
Charles E. Drimal, Jr. Chief Executive Officer